     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1997

                                                      REGISTRATION NO. 333-19907
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                   UNDER THE

                             SECURITIES ACT OF 1933

                            ------------------------

                         DIGITAL MICROWAVE CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                     DELAWARE                          77-0016028
         (State or Other Jurisdiction of            (I.R.S. Employer
          Incorporation or Organization)         Identification Number)

                              170 ROSE ORCHARD WAY
                           SAN JOSE, CALIFORNIA 95134

                                 (408) 943-0777

(Address and telephone number of principal executive offices and principal place of business)

                               CHARLES D. KISSNER
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              170 ROSE ORCHARD WAY
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 943-0777

           (Name, Address, and Telephone Number of Agent for Service)

                            ------------------------

                                   COPIES TO:

        BRUCE ALAN MANN, ESQ.                    STEVEN E. BOCHNER, ESQ.
        TAMRA D. BROWNE, ESQ.                    JEFFREY A. HERBST, ESQ.
     VALERIE A. VILLANUEVA, ESQ.                  GIL LABRUCHERIE, ESQ.
       Morrison & Foerster LLP              Wilson Sonsini Goodrich & Rosati,
          425 Market Street                     A Professional Corporation
       San Francisco, CA  94105                     650 Page Mill Road
                                                   Palo Alto, CA  94304

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
    This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (No. 333-19907) of Digital Microwave Corporation (the "Registrant") filed on January 16, 1997 and last amended on March 13, 1997 (the "Registration Statement"). Pursuant to the Registration Statement, 2,530,000 shares of the Registrant's Common Stock were registered under the Securities Act of 1933, as amended. Between March 13, 1997, the date on which the Registration Statement was declared effective by the Securities and Exchange Commission, and the date hereof, 2,200,000 shares of the Common Stock were sold. In connection with the underwriting arrangements relating to the sale of the Common Stock, the Registrant granted the underwriters an option to purchase up to 330,000 shares of Common Stock, which has not been exercised and has since expired. Therefore, the Registration Statement is hereby further amended to deregister 330,000 shares of Common Stock, thereby reducing the number of shares covered by the Registration Statement to 2,200,000.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 21st day of April, 1997.

                                DIGITAL MICROWAVE CORPORATION

                                By:             /s/ CARL A. THOMSEN
                                     -----------------------------------------
                                                  Carl A. Thomsen
                                          VICE PRESIDENT, CHIEF FINANCIAL
                                               OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURE                                       TITLE                         DATE
---------------------------------------------------  --------------------------------------  ----------------

                CHARLES D. KISSNER*                  Chairman of the Board, President
     ----------------------------------------        and Chief Executive Officer             April 21, 1997
                Charles D. Kissner

               RICHARD C. ALBERDING*
     ----------------------------------------        Director                                April 21, 1997
               Richard C. Alberding

              CLIFFORD H. HIGGERSON*
     ----------------------------------------        Director                                April 21, 1997
               Clifford H. Higgerson

                 JAMES D. MEINDL*
     ----------------------------------------        Director                                April 21, 1997
                  James D. Meindl

                 BILLY B. OLIVER*
     ----------------------------------------        Director                                April 21, 1997
                  Billy B. Oliver

                  CARL A. THOMSEN                    Vice President, Chief Financial
     ----------------------------------------        Officer and Secretary (Principal        April 21, 1997
                  Carl A. Thomsen                    Financial and Accounting Officer)

*By:               /s/ CARL A. THOMSEN
          ------------------------------------                                               April 21, 1997
                     Carl A. Thomsen
                    ATTORNEY-IN-FACT

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